Exhibit 10.23*

AMENDED AND RESTATED EIGHTH AMENDMENT TO
AMENDED AND RESTATED SERIES 1997-1
SUPPLEMENT*

This AMENDED AND RESTATED EIGHTH AMENDMENT TO AMENDED AND RESTATED SERIES 1997-1 SUPPLEMENT, dated as of May 3, 2002 (this “Eighth Amendment”), is entered into by and among WLFC FUNDING CORPORATION, as issuer (the “Issuer”) and THE BANK OF NEW YORK, as indenture trustee (the “Indenture Trustee”).  Capitalized terms used and not otherwise defined herein are used as defined in the Supplement (as defined below).

WHEREAS, the parties hereto entered into that certain Amended and Restated Series 1997-1 Supplement, dated as of February 11, 1999, as amended by a First Amendment, dated as of May 12, 1999, a Second Amendment, dated as of February 9, 2000, a Third Amendment, dated as of February 7, 2001, a Fourth Amendment, dated as of May 31, 2001, a Fifth Amendment, dated as of February 5, 2002, a Sixth Amendment, dated as of March 5, 2002 and a Seventh Amendment, dated as of April 5, 2002 (the “Supplement”);

WHEREAS, the parties hereto entered into an Eighth Amendment, dated as of May 3, 2002 (the “Original Eighth Amendment”); and

WHEREAS, the parties hereto desire to amend and restate the Original Eighth Amendment so as to amend the Supplement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.           Amendments.

(a)           The following definition is hereby added in its entirety to Section 1.l of the Supplement:

“Amended and Restated Eighth Amendment Date” shall mean the date on which the Amended and Restated Eighth Amendment to this Supplement shall become effective.

*              Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission.  An asterisk has been placed in the precise places in this Agreement where we have redacted information, and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

(b)           The definition of “Conversion Date” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Conversion Date” means February 5, 2003; provided, however, that such Conversion Date may be extended for a period of no longer than 364 days, if approved by all of the Holders of the Class A Notes.

(c)           Clause (A) of the definition of “Class A Note Principal Payment” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

(A)          (i) If no Early Amortization Event has occurred or is continuing on such Payment Date, an amount equal to the excess, if any, of (1) the Class A Note Principal Balance over (2) the Asset Base; plus

(ii) On or after the Conversion Date, if no Early Amortization Event has occurred or is continuing on such Payment Date, an amount equal to the excess, if any, of (1) the sum of (A) the product of (i) ninety percent (90%) and (ii) all Engine Revenues actually received by, or on behalf of, the Issuer during the related Collection Period with respect to the Series 1997-1 Engines and (B) the product of (x) a fraction, expressed as a percentage, the numerator of which shall equal the Class A Note Principal Balance (prior to giving effect to any payments of principal on such Payment Date) and the denominator of which shall equal the sum of the Net Book Values of all Series 1997-1 Engines (calculated as of the last day of the immediately preceding month) and (y) the greater of (i) the sum of the Net Book Values of all Series 1997-1 Engines sold during the related Collection Period (which Net Book Values will be determined as of the last day of the month immediately preceding such sale), and (ii) the aggregate Sales Proceeds of all Series 1997-1 Engines sold during the related Collection Period, over (2)  the amount paid pursuant to clauses (A) through (G) inclusive, of Section 3.2(I) hereof minus the amount as calculated pursuant to clause (A)(i) above; or

(d)           Clause 16 of the definition of “Eligible Engine” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“(16) Non-U.S. Lessees.  If the Lessee of such Engine is domiciled or principally located in a non-U.S. jurisdiction, (a) such Engine shall be owned by and leased from an Owner Trustee (acting under a Trust Agreement), (b) such Owner Trustee shall have executed and delivered to the Collateral Custodian a facsimile copy of an Owner Trustee Guaranty (the original counterpart of which shall be delivered to the Collateral Custodian within ten Business Days after such execution and delivery), (c) such Owner Trustee shall have executed and delivered to the Collateral Custodian a facsimile copy of an Owner Trustee Mortgage covering, among other things, such Engine and Lease Agreement (the original counterpart of which shall be delivered to the Collateral Custodian within three (3) Business Days after the filing thereof with the FAA), and (d) the Issuer shall have executed and delivered to the Collateral Custodian a facsimile copy of a Beneficial Interest Pledge Agreement covering, among other things, the Issuer’s beneficial interest in the Owner Trust (the original counterpart of which shall be delivered to the Collateral Custodian within ten Business Days after such execution and delivery), provided that this clause (16) shall only apply to Subsequent Lease Transactions.”

(e)           The definition of “Final Payment Date” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Final Payment Date” means, with respect to Series 1997-1 Notes, the date which is the fifth anniversary of the Conversion Date, or if such date is not a Business Day, the Business Day immediately succeeding such date.

(f)            The definition of “Issuer Fee Letter” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Issuer Fee Letter” means the Third Amended and Restated Issuer Fee Letter, dated May 3, 2002, between the Issuer and the Deal Agent.

(g)           The definition of “Subsequent Lease Transactions” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Subsequent Lease Transactions” shall mean those Leases of any Engine, which Leases shall, on or after the Amendment Date, be added to the Asset Base.

(h)           The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

“Collateral Custodian” shall mean BNY Midwest Trust Company, an Illinois corporation, or any successor thereto satisfactory to the Deal Agent.

(i)            The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

“Collateral Custody Agreement” shall mean a custodial agreement among the Collateral Custodian, the Issuer, the Servicer, the Indenture Trustee and the Deal Agent, as amended from time to time, relating to the transactions contemplated hereby.

(j)            The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

“FAA Counsel” shall mean McAfee & Taft or such other reputable counsel with offices in Oklahoma City, OK as Issuer and Servicer may from time to time select.

(k)           The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

“Step-Up Program Fee” shall have the meaning assigned to such term in the Issuer Fee Letter.

(l)            The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

“Step-Up Program Fee Rate” shall have the meaning assigned to such term in the Issuer Fee Letter.

(m)          Section 3.2 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Section 3.2  Distributions from Series 1997-1 Series Account on each Payment Date.

On each Payment Date, the Indenture Trustee shall, in accordance with the Servicer Report, distribute funds then on deposit in the Series 1997-1 Series Account to the following Persons and in the following order of priority:

(I)            If an Early Amortization Event shall not then be continuing:

(A)          To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee’s Fees then due and payable for Series 1997-1 to the extent not paid by the Servicer;

(B)           (i)            if the Indenture Trustee has received the Servicer Report for the related Collection Period, to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of any (x) Servicing Fee Arrearage and (y) Servicing Fee then due and payable and (ii) to the Servicer by wire transfer of immediately available funds, an amount equal to the Servicer Advance then due and payable;

(C)           To the Administrative Agent, any fees and expenses then payable to the Administrative Agent approved by the Requisite Global Majority pursuant to Section 405(b) of the Indenture;

(D)          To an Interest Rate Hedge Provider, any payments owing under an Interest Rate Hedge Agreement other than termination payments;

(E)           To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its pro rata portion of first, any Class A Note Interest Arrearage, and second, the Class A Note Interest Payment for such Payment Date, excluding in each case any portion thereof representing the 2.0% margin described in clause (ii) of the definition of Overdue Rate;

(F)           To the Series 1997-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Series 1997-1 Restricted Cash Amount for such Payment Date;

(G)           (i)            To the Deal Agent an amount equal to the sum of (x) the Facility Fee and the Program Fee then due and payable and (y) any unpaid Facility Fee and Program Fee from all prior Payment Dates and (ii) to the Administrative Agent an amount equal to the sum of (x) the Administrative Agent Fee then due and payable and (y) any unpaid Administrative Agent Fee from all prior Payment Dates;

(H)          To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its pro rata portion of prepayments on the Notes deposited in the Series 1997-1 Series Account for the related Collection Period;

(I)            To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its pro rata portion of the Class A Note Principal Payment;

(J)            To the Deal Agent an amount equal to the sum of (x) the Step-Up Program Fee then due and payable and (y) any unpaid Step-Up Program Fee from all prior Payment Dates;

(K)          To each Holder of a Class A Note on the immediately preceding Determination Date, pro rata, the portion of any Default Interest then due and payable which represents the 2% margin described in clause (ii) of the definition of Overdue Rate;

(L)           To each Holder of a Class A Note on the immediately preceding Determination Date, pro rata, an amount equal to Taxes, Other Taxes, Increased Costs and amounts due pursuant to Sections 2.5, 2.6 and 2.7 hereof, if any, then due and payable with respect to such Class A Note and any other costs, expenses, taxes and indemnities payable by the Issuer pursuant to the Class A Note Purchase Agreement;

(M)         To an Interest Rate Hedge Provider any termination payments owing under any Interest Rate Hedge Agreement;

(N)          To the Indenture Trustee for distribution pursuant to Section 401(d) of the Indenture, as Excess Cash Available for Distribution, to the extent that any Deficient Series is Outstanding on such Payment Date; and

(O)          To the Issuer by wire transfer of immediately available funds, any remaining amount on deposit in the Series 1997-1 Series Account on such Payment Date.

Notwithstanding the foregoing, the amounts set forth in clause (O) shall be payable only at such times as no Deficient Series then exists.

(II)           If an Early Amortization Event shall then be continuing:

(A)          To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee’s Fees then due and payable for Series 1997-1 to the extent not paid by the Servicer;

(B)           (i)            If the Indenture Trustee has received the Servicer Report for the related Collection Period, to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of any (x) Servicer Fee Arrearage and (y) Servicer Fee then due and payable and (ii) to the Servicer by wire transfer of immediately available funds, an amount equal to the Servicer Advance then due and payable;

(C)           To the Administrative Agent, any fees and expenses then payable to the Administrative Agent approved by the Requisite Global Majority pursuant to Section 405(b) of the Indenture;

(D)          To an Interest Rate Hedge Provider, any payments owing under an Interest Rate Hedge Agreement other than termination payments;

(E)           To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its pro rata portion of first, any Class A Note Interest Arrearage and second, the Class A Note Interest Payment for such Payment Date excluding any portion thereof representing Default Interest calculated at the Overdue Rate;

(F)           (i)            to the Deal Agent, an amount equal to the sum of (x) the Facility Fee and Program Fee then due and payable and (y) any unpaid Facility Fee and Program Fee from all prior Payment Dates and (ii) to the Administrative Agent an amount equal to the sum of (x) the Administrative Agent Fee then due and payable and (y) any unpaid Administrative Agent Fee from all prior Payment Dates;

(G)           To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its pro rata portion of prepayments on the Notes deposited in the Series 1997-1 Series Account for the related Collection Period;

(H)          To each Holder of a Class A Note on the immediately preceding Determination Date, an amount equal to its pro rata portion of the Class A Note Principal Payment;

(I)            To the Deal Agent, an amount equal to the sum of (x) the Step-Up Program Fee then due and payable and (y) any unpaid Step-Up

Program Fee from all prior Payment Dates, including any portion of Default Interest thereon calculated at the Overdue Rate;

(J)            To each Holder of a Class A Note on the immediately preceding Determination Date, pro rata, an amount equal to Taxes, Other Taxes, Increased Costs and amounts due pursuant to Sections 2.5, 2.6 and 2.7 hereof, if any, then due and payable with respect to such Class A Note and any other costs, expenses, taxes and indemnities payable by the Issuer pursuant to the Class A Note Purchase Agreement;

(K)          To an Interest Rate Hedge Provider any termination payments owing under any Interest Rate Hedge Agreement;

(L)           To the Indenture Trustee for distribution pursuant to Section 401(d) of the Indenture, as Excess Cash Available for Distribution, to the extent that any Deficient Series is Outstanding on such Payment Date; and

(M)         To the Issuer by wire transfer of immediately available funds, any remaining amount on deposit in the Series 1997-1 Series Account on such Payment Date.

Notwithstanding the foregoing, if an Event of Default has occurred and the Indenture Trustee has sold or otherwise liquidated any Series Collateral or any other asset of the Issuer, then solely with respect to funds realized by the Indenture Trustee from such sale or liquidation, the amounts set forth in clause (K) shall be payable pari passu with the amounts set forth in clause (I) in proportion to the amounts due under clauses (K) and (I), respectively.

Any amounts payable to a Purchaser shall be made by wire transfer of immediately available funds to the account that such Noteholder has designated to the Indenture Trustee in writing on or prior to the Business Day immediately preceding the Payment Date.”

(n)           Section 3.5(b) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(b)         The Issuer shall maintain (or shall cause the Servicer to maintain) records that will identify amounts on deposit in the Series 1997-1 Engine Reserve Account to a specific Eligible Engine.  The Servicer shall be entitled to withdraw funds from the Series 1997-1 Engine Reserve Account for the payment of maintenance expenses with respect to the related Eligible Engine, at the times and subject to the further conditions set forth in the Servicing Agreement; provided, however, that the Servicer may not make any such withdrawal in an amount greater than $1,000,000 unless the Deal Agent determines (or is deemed to determine) that the use of proceeds of such withdrawal complies with the Maintenance Reserve Withdrawal Conditions (as defined below).

The Servicer shall give the Indenture Trustee and the Deal Agent prior written notice of any such requested withdrawal in excess of $1,000,000, accompanied by supporting documentation showing compliance with the Maintenance Reserve Withdrawal Conditions.  Such request shall be accompanied by a notice in the form of Exhibit E to this Supplement, duly completed (a “Withdrawal Notice”).  The Indenture Trustee shall, upon receipt of such notice of a requested withdrawal and supporting documentation, transmit copies thereof by telecopy to the Deal Agent.  If such notice and documentation are received by the Indenture Trustee prior to 2:00 p.m. (New York time) on any Business Day, the Indenture Trustee will telecopy the same to the Deal Agent at (704) 383-7851 on the same Business Day.  In all other cases the Indenture Trustee will telecopy such notice and documentation to the Deal Agent at such telecopy number on the next Business Day following the Indenture Trustee’s receipt thereof.  If the Deal Agent determines that such supporting documentation does not show that such drawing complies with the Maintenance Reserve Withdrawal Conditions or that it has received insufficient supporting documentation to show such compliance, it will so indicate by signing the applicable Withdrawal Notice in the space provided, and sending such signed Withdrawal Notice to the Indenture Trustee and the Servicer no later than 5:00 p.m. (New York time) on the second Business Day after the day on which the Deal Agent received such telecopy from the Indenture Trustee.  Such notice by the Deal Agent, if given, will be sent to the Indenture Trustee by telecopy at (212) 328–7623.  If the Indenture Trustee does not receive such notice by 5:00 p.m. (New York time) on such second Business Day at such telecopy number, the Deal Agent will be deemed to have determined that such withdrawal complies with the Maintenance Reserve Withdrawal Conditions.  If the Indenture Trustee timely receives such Withdrawal Notice signed by the Deal Agent, it will not permit the applicable withdrawal from the Series 1997-1 Engine Reserve Account.  If the Indenture Trustee does not timely receive such Withdrawal Notice signed by the Deal Agent, it will permit the applicable withdrawal.

The “Maintenance Reserve Withdrawal Conditions” applicable to any Withdrawal Notice are that

(i)            the amount requested to be withdrawn must be no greater than the aggregate amount of the invoices for work done on the applicable Eligible Engine, copies of which are delivered as part of the supporting documentation for such Withdrawal Notice, and

(ii)           the amount requested to be withdrawn must be no greater than the aggregate amount of all Maintenance Reserve Payments on deposit in the Series  1997-1 Engine Reserve Account which were shown as being allocated to the applicable Eligible Engine in the most recently delivered Servicer Report.

Notwithstanding the foregoing, so long as a Servicer Default is then in effect, the Servicer shall not be entitled to make any such withdrawal (irrespective of the amount thereof) except upon presentation of supporting documentation reasonably determined by the Deal Agent to comply with the Maintenance Reserve Withdrawal Conditions and the terms of the applicable Lease Agreement (which shall evidence its determination by written instrument delivered to the Indenture Trustee).”

(o)           Section 4.6 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Section 4.6          Insurance.  Within 45 days of the Closing Date or the Transfer Date related to the transfer of any additional Transferred Assets, in the case of any Transferred Assets received from an Affiliate of the Issuer, and on or before such Closing Date or Transfer Date, in the case of all other Transferred Assets, and on the date of the applicable Subsequent Lease Transaction, the Issuer shall deliver to the Collateral Custodian certificates evidencing the applicable Lessee’s insurance coverage (in addition to any insurance coverage required under the Servicing Agreement), which shall be satisfactory to the Deal Agent, and shall name the Indenture Trustee on behalf of the Series 1997-1 Noteholders as contract party or additional loss payee, as the case may be, in the case of casualty insurance, and as additional insured in the case of liability insurance.”

(p)           The following new Section 4.9 is hereby added to the Supplement:

“Section 4.9.  Filing of Leases with FAA.  The Issuer will cause each Lease to be duly filed with the FAA, together with any Lease assignment which may be necessary to perfect the Indenture Trustee’s security interest in such Lease, no later than the Transfer Date of the applicable Engine and, in the case of any Lease executed and delivered after such Transfer Date, no later than the date of such execution and delivery, and will deliver, or will cause to be delivered, evidence of such filing together with any “chattel paper” original of such Lease to the Collateral Custodian within three Business Days of such filing.”

(q)           The first paragraph of Section 5.2 is hereby amended and restated to read in its entirety as follows:

“Section 5.2 Advances on Class A Notes.  The obligation of a Purchaser to make any Loans pursuant to its Class A Note Commitment under this Supplement and the Class A Note Purchase Agreement is subject to the following further conditions; provided, however, that the Deal Agent may waive in writing those conditions set forth in subdivisions (o), (r), (s), (v) and (w) of this Section 5.2:”

(r)            Section 5.2(c) of the Supplement is hereby amended by deleting the word “Purchasers” and substituting the words “Collateral Custodian, Deal Agent and VFCC” therefor.

(s)           Section 5.2(d) of the Supplement is hereby amended by deleting the word “Purchasers” and substituting the words “Collateral Custodian, Deal Agent and VFCC” therefor and is further amended by deleting the words “three (3)” and substituting the words “one (1)” therefor.

(t)            Section 5.2(f) of the Supplement is hereby amended by deleting the words “Deal Agent” and substituting the words “Collateral Custodian” therefor.

(u)           Section 5.2(g) of the Supplement is hereby amended by adding the words “shall have been delivered to the Collateral Custodian” immediately after the words “Servicing Agreement”.

(v)           Section 5.2(h) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(h) Opinions of Counsel.  The Collateral Custodian shall have received Opinions of Counsel to the Issuer, other than counsel employed by the Issuer, the Seller or the Servicer, as to the filing with the FAA of the Indenture Trustee’s security interest in the Collateral, and the perfection and priority of such security interest with respect to FAA matters in form and substance satisfactory to the Series 1997-1 Noteholder.”

(w)          Section 5.2(i) is hereby amended by deleting the words “Deal Agent shall have received evidence to its satisfaction” and substituting the words “Collateral Custodian shall have received evidence satisfactory to the Deal Agent” therefor.

(x)            Section 5.2(j) is hereby amended by adding the words “Collateral Custodian and the” immediately before the first instance of the words “Deal Agent” therein.

(y)           Section 5.2(k) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(k) Chattel Paper.  Any original counterpart of each Lease Agreement (other than the one held by the Lessee or filed with any relevant Governmental Authority) that will be the subject of a Loan that constitutes “chattel paper” for purposes of the UCC as in effect in the jurisdiction whose law governs the Lease Agreement has been delivered in escrow to the Issuer’s FAA Counsel on or prior to the effectiveness of such Lease Agreement, and shall have been filed with the FAA on or before the date of such Loan, provided, however, that FAA Counsel shall deliver such “chattel paper” original counterpart to the Collateral Custodian within three (3) Business Days after such filing.”

(z)            Section 5.2(s) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(s) Concentration of Engines for Wide Body Aircraft.  After giving effect to the transfer of all Engines which are transferred on any Transfer Date, the sum of the Net Book Values of all Eligible Engines designed to power Wide Body Aircraft shall not exceed an amount equal to the product (A) the Wide Body Aircraft Percentage and (B) the Aggregate Net Book Value.”

(aa)         Section 5.2(y) of the Supplement is hereby deleted in its entirety and replaced with the word “Reserved.”

(bb)         Section 5.2(aa) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(aa) Owner Trustee Documents.  With respect to each Engine owned by an Owner Trustee, the Collateral Custodian shall have received from such Owner Trustee within three (3) Business Days of the transfer of such Engine to such Owner Trustee (i) a copy of the resolutions of the Board of Directors of the Owner Trustee, in its individual capacity, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee of each of the Related Documents to which the Owner Trustee is or will be a party; (ii) an incumbency certificate of Owner Trustee, as to the persons authorized to execute and deliver the Related Documents to which it is or will be a party and the signatures of such person or persons; and (iii) a legal opinion of counsel to the Owner Trustee with respect to the due authorization, execution and delivery by the Owner Trustee of the Related Documents to which it is or will be a party.”

(cc)         Section 5.2 of the Supplement is amended to add the following Section (bb) at the end thereof:

“(bb) Collateral Custody Agreement.  The Issuer, the Servicer, the Indenture Trustee and the Deal Agent shall have entered into a Collateral Custody Agreement in form and substance satisfactory to the Deal Agent with the Collateral Custodian and, on or before the date of the applicable Loan, the Collateral Custodian shall have confirmed to the Deal Agent in writing that the Collateral Custodian has received the documents required by Schedule I (attached hereto as Exhibit F) of such Collateral Custody Agreement to be delivered on or before the date of such applicable Loan.”

(dd)         The following new Section 5.3 is hereby added to the Supplement:

“5.3        Deliveries.  The Issuer will timely file and deliver each document which is required to be filed or delivered hereunder or under any Related Document, or the filing or delivery of which is listed as a condition to the making of any Loan in Section 5.2 but which is permitted to be filed or delivered after the date of such Loan, strictly within the time period set forth herein for such filing or delivery.”

(ee)         Section 6.19 of the Supplement is hereby amended and restated to read in its entirety as follows:

“6.19      Subsidiaries.  At all times on or prior to the Effective Date, the Issuer has had no Subsidiaries other than WLFC Funding (Ireland) Limited, a corporation organized under the law of the Republic of Ireland.”

(ff)           The Supplement is hereby amended by adding a new Exhibit F immediately following Exhibit E thereto, which Exhibit F shall read in its entirety as follows:

Exhibit F

Funding Deliverables

ITEM	RECIPIENTS	DUE DATE
Asset Base Certificate	Collateral Custodian, Deal Agent, VFCC	At least 1 day prior to the funding of any loan

Notice of Request for a Loan	Collateral Custodian, Deal Agent, VFCC	On or prior to the funding of any loan

Compliance Certificate	Collateral Custodian Deal Agent, VFCC	On or prior to the funding of any loans

Appraisal	Collateral Custodian, Deal Agent	On or prior to the funding of any loans

Certified Board resolutions of the Owner Trustee	Collateral Custodian	On or prior to the third Business Day following any transfer

Incumbency certificate of the Owner Trustee	Collateral Custodian	On or prior to the third Business Day following any transfer

Legal opinion as to execution of Loan Documents by the Owner Trustee	Collateral Custodian	On or prior to the third Business Day following any transfer

Any “chattel paper” original of each Lease Agreement	Collateral Custodian	To be provided to FAA Counsel on or prior to any transfer. FAA Counsel agrees to provide to Collateral Custodian within 3 business days

Owner Trustee Guaranty executed by Owner Trustee	Collateral Custodian	On or prior to any transfer

ITEM	RECIPIENTS	DUE DATE
Owner Trustee Mortgage executed by Owner Trustee	Collateral Custodian	To be provided to FAA Counsel on or prior to any transfer. FAA Counsel agrees to provide to Collateral Custodian within 3 business days

Beneficial Interest Pledge Agreement, executed by WLFC Funding Corporation	Collateral Custodian	On or prior to any transfer

Engine and Beneficial Interest Transfer Certificate	Collateral Custodian	On or prior to the third Business Day following any transfer

Evidence of filing Engine or Beneficial Interest registration with requisite Governmental Authority	Collateral Custodian	Promptly upon receipt

Supplement to List of Engines	Collateral Custodian	On or prior to the third Business Day following any transfer

File-stamped copies of UCC-1 financing statements naming WLFC as Debtor/Seller; Funding Corp. as Secured Party/Purchaser; and BONY as Assignee of Secured Party	Collateral Custodian	Promptly upon receipt

File-stamped copies of UCC-1 financing statements naming Funding Corp. as Debtor and BONY as Secured Party	Collateral Custodian	Promptly upon receipt

File-stamped copies of FAA recordations of the Contribution and Sale Agreement, Indenture, Series 1997-1 Supplement and each Lease Agreement for each Engine and Contributed Beneficial Interest	Collateral Custodian	Promptly upon receipt

ITEM	RECIPIENTS	DUE DATE
File-stamped copies of Security filings, if any, required by the Governmental Authority of the country of any foreign Lessee’s chief executive office	Collateral Custodian	Promptly upon receipt

File-stamped copies of UCC-1 financing statements covering any Lease Agreements being transferred and naming the lease originator as Debtor; WLFC as Secured Party and BONY as Assignee of Secured Party	Collateral Custodian	Promptly upon receipt

File-stamped copies of UCC termination statements covering the security interest of any other Person with respect to Contributed Assets or Beneficial Interests in assets being transferred	Collateral Custodian	Promptly upon receipt

Certificates of insurance coverage	Collateral Custodian	Within 45 days of the Transfer Date for Engines transferred from an Affiliate of Issuer; on the date of the applicable Loan for all other transfers and on the date of the Subsequent Lease Transaction

Consent and Agreement	Collateral Custodian	Within 90 days of the Transfer Date and within 90 days of the date of the Subsequent Lease Transaction

Servicer Certificate	Deal Agent and Collateral Custodian	On the date of the applicable Loan

Opinions of Foreign Local Counsel as to perfection, if necessary (only for foreign Lessees not set up with an Owner Trust structure)	Collateral Custodian	Within 120 days of Transfer Date

Opinion of FAA Counsel as to filing perfection and priority with respect to the FAA of Indenture Trustee’s security interest in the Collateral	Collateral Custodian	Within three Business Days after the applicable Transfer Date

(gg)         The definition of “Single Lessee Percentage” in Schedule 1 to the Supplement is hereby amended and restated to read in its entirety as follows:

“Single Lessee Percentage” means * percent (*%); provided, however that with respect to any lessee which is located in an Emerging Market the Single Lessee Percentage shall mean * percent (*%).

(hh)         The definition of “Three Lessee Percentage” in Schedule 1 to the Supplement is hereby amended and restated to read in its entirety as follows:

“Three Lessee Percentage” means * percent (*%).

(ii)           Section 3 of Schedule 1 of the Supplement, entitled “Geographic Concentration Table” is hereby amended and restated to read in its entirety as follows:

“Section 3:  Geographic Concentration Table”

Geographic Region	Maximum Geographic Percentage
Africa/Middle East/Europe	*	%
Emerging Asia	*	%
China	*	%
Developed Asia/Pacific Rim	*	%
Developed Europe	*	%
North America	*	%
Latin/South America	*	%
Total Emerging Markets	*	%

(jj)           Exhibit B to the Supplement is hereby replaced in its entirety by Exhibit B to this Eighth Amendment.

(kk)         Exhibit D to the Supplement is hereby replaced in its entirety with Exhibit D to this Eighth Amendment.

*              The redacted material on this Schedule has been omitted pursuant to a request for confidential treatment and the material has been filed separately

(ll)           Exhibit E to this Eighth Amendment is hereby added in its entirety to the Supplement as Exhibit E to the Supplement.

SECTION 2.           Supplement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Supplement shall remain in full force and effect.  All references to the Supplement shall be deemed to mean the Supplement as modified hereby.  This Eighth Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Supplement, as amended by this Eighth Amendment, as though such terms and conditions were set forth herein.

SECTION 3.           Effectiveness of Eighth Amendment.  This Eighth Amendment shall become effective on the date (the “Amended and Restated Eighth Amendment Date”) as of which all the parties hereto have executed the signature pages hereto.

SECTION 4.           Miscellaneous.

(a)           This Eighth Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Eighth Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Eighth Amendment may not be amended or otherwise modified except as provided in the Supplement.

(d)           THIS EIGHTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

(e)           First Union Securities, Inc. certifies by acknowledgment hereof that it is the sole Noteholder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Eighth Amendment to the Amended and Restated Series 1997-1 Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above-written.

WLFC FUNDING CORPORATION

By:	/s/ DONALD A. NUNEMAKER
Name:	Donald A. Nunemaker
Title:	Executive Vice President Chief Operating Officer

THE BANK OF NEW YORK, as Indenture Trustee

By:	/s/ SCOTT J. TEPPER
Name:	Scott J. Tepper
Title:	Assistant Vice President

THE BANK OF NEW YORK, as Securities Intermediary

By:	/s/ SCOTT J. TEPPER
Name:	Scott J. Tepper
Title:	Assistant Vice President

Consented and agreed to:

FIRST UNION SECURITIES, INC.,
as the sole Noteholder on
behalf of the Purchasers

By:	/s/ DANIEL MILLER
Name:	Daniel Miller
Title:	Director

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Consented and agreed to:

FORTIS BANK [NEDERLAND] N.V.,
as Control Party

By:	/s/ M.P.A. ZONDAG
Name:	M.P.A. Zondag
Title:

By:	/s/ P.R.G. ZAMAN
Name:	P.R.G. Zaman
Title:

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